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                  [Venable, Baetjer and Howard, LLP]



                                       February 12, 1996



Comstock Partners Funds, Inc.
10 Exchange Place, Suite 2010
Jersey City, New Jersey 07302-3913


            Re:  COMSTOCK PARTNERS CAPITAL VALUE FUND


Ladies and Gentlemen:

   We have acted as special Maryland counsel for Comstock Partners Funds, Inc., a Maryland corporation (the "Company"), in connection with the issuance of Class A Common Stock, Class B Common Stock, Class C Common Stock and
Class R Common Stock, par value $.001 per share (collectively, the "Shares"), of the Comstock Partners Capital Value Fund (the "Fund"), a portfolio of the Company.


   As special Maryland counsel for the Company, we are familiar with its Charter and Bylaws. We have examined the prospectus included in its Post-Effective Amendment No. 8 to the Company's Registration Statement on Form N-1A, File Nos. 33-40771; 811-5502 (the "Registration Statement"), substantially in the form in which it is to become effective (the "Prospectus"). We have further examined and relied upon a certificate of the Maryland State Department of Assessments and Taxation to the effect that the Company is duly incorporated and existing under the laws of the State of Maryland and is in good standing and duly authorized to transact business in the State of Maryland.

   We have also examined and relied upon such corporate records of the Company and other documents and certificates with respect to factual matters as we have deemed necessary to render the opinion expressed herein. We have assumed, without independent verification, the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with originals of all documents submitted to us as copies.


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Comstock Partners Funds, Inc.
February 12, 1996
Page 2



   Based on such examination, we are of the opinion and so advise you that:

   1. The Company is duly organized and validly existing as a corporation in good standing under the laws of the State of Maryland.

   2. The Shares of the Fund to be offered for sale pursuant to the Prospectus are, to the extent of the respective number of Shares of each class of the Fund authorized to be issued by the Company in its Charter, duly authorized and, when sold, issued and paid for as contemplated by the Prospectus and authorized by the Board of Directors of the Company, will have been validly and legally issued and will be fully paid and nonassessable under the laws of the State of Maryland.


   This letter expresses our opinion with respect to the Maryland General Corporation Law governing matters such as due organization and the authorization and issuance of stock. It does not extend to the securities or "blue sky" laws of Maryland, to federal securities laws or to other laws.

   We consent to the filing of this opinion as an exhibit to the Registration Statement. This opinion may not be relied upon by any other person or for any other purpose without our written consent.

                                     Very truly yours,

                                     /s/ Venable, Baetjer and Howard, LLP
                                     ------------------------------------
                                       Venable, Baetjer and Howard, LLP